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As filed with the Securities and Exchange Commission on May 31, 2005

Registration No. 333-71438

SECURITIES AND EXCHANGE COMMISSION

Post-Effective Amendment No. 3

to

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AEGON N.V. (Exact name of Registrant as specified in its charter)	AEGON FUNDING CORP. (Exact name of Registrant as specified in its charter)	AEGON FUNDING CORP. II (Exact name of Registrant as specified in its charter)
Not Applicable (Translation of Registrant's name into English)	Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
The Netherlands (State or other jurisdiction of incorporation or organization)	42-1489646 (I.R.S. Employer Identification No.)	42-1510367 (I.R.S. Employer Identification No.)

Not Applicable
(I.R.S. Employer Identification No.)

 AEGONplein 50
PO Box 202
2501 CE The Hague
The Netherlands
011-31-70-344-7308
(Address and telephone number of
Registrant's principal executive offices)	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 (Address and telephone number of Registrant's principal executive offices)	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 (Address and telephone number of Registrant's principal executive offices)
Craig D. Vermie, Esq. AEGON USA, INC. 4333 Edgewood Road NE Cedar Rapids, IA 52499 (319) 398-8511 (Name, address and telephone number of agent for service)
Copy of communications to: A. Peter Harwich, Esq. Allen & Overy LLP 1221 Avenue of the Americas New York, NY 10020 (212) 610-6471

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

Explanatory Note

        The purpose of this post-effective amendment no. 3 to the registration statement is to file certain exhibits to the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit Number	Description
*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein
***1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein
1.3	Underwriting Agreement dated May 25, 2005 among AEGON N.V. and the underwriters named therein
**4.2	Specimen share certificate
**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of October 11, 2001
****4.4	Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of November 14, 2003
4.5	Form of Second Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee
4.6	Form of perpetual capital security
**5.1	Opinion of Allen & Overy, New York, New York
**5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands
8.1	Tax opinion of Allen & Overy LLP, New York, New York
*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON
**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)
**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)
**23.3	Consent of Ernst & Young Accountants
23.4	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.1)
**24.1	Powers of attorney (included in signature pages)
24.2	Powers of attorney relating to AEGON N.V.
24.3	Power of attorney relating to AEGON Funding Corp. and AEGON Funding Corp. II
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*
Filed with the Commission September 20, 2002.
**
Filed with the Commission October 11, 2001.
***
Filed with the Commission May 15, 2003.
****
Filed with the Commission November 14, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on this 31st day of May, 2005.

AEGON N.V.
By:	* Name: D.J. Shepard Title: Chief Executive Officer Chairman of the Executive Board

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to the registration statement has been signed by the following persons (who comprise a majority of the Corporate Executive Board) in the capacities and on the dates indicated.

Signature	Title	Date
*
D.J. SHEPARD	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	May 31, 2005
*
J.B.M. STREPPEL	Executive Board Member and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2005
*
J.G. VAN DER WERF	Executive Board Member	May 31, 2005
*
A.R. WYNAENDTS	Executive Board Member	May 31, 2005
*
D.G. EUSTACE	Supervisory Board Member	May 31, 2005
*
I.W. BAILEY, II	Supervisory Board Member	May 31, 2005

R. DAHAN	Supervisory Board Member

S. LEVY	Supervisory Board Member

*
O.J. OLCAY	Supervisory Board Member	May 31, 2005
*
T. REMBE	Supervisory Board Member	May 31, 2005
*
W.F.C. STEVENS	Supervisory Board Member	May 31, 2005
*
K.J. STORM	Supervisory Board Member	May 31, 2005

P. VOSER	Supervisory Board Member

L.M. VAN WIJK	Supervisory Board Member
*
C.D. VERMIE	Authorized U.S. Representative	May 31, 2005

        Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 31st day of May, 2005.

AEGON Funding Corp.
By:	*
Name: C. M. van Katwijk Title: President

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date
*
C.M. VAN KATWIJK	President (Principal Executive Officer)	May 31, 2005
*
D. CARNEY	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 31, 2005
*
C.D. VERMIE	Secretary	May 31, 2005

        Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp. II, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 31st day of May, 2005.

AEGON Funding Corp. II
By:	*
Name: C. M. van Katwijk Title: President

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date
*
C.M. VAN KATWIJK	President (Principal Executive Officer)	May 31, 2005
*
D. CARNEY	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 31, 2005
*
C.D. VERMIE	Secretary	May 31, 2005

*    By his signature below, the undersigned, pursuant to a duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this post-effective amendment no. 3 to the registration statement on behalf of the person indicated.

/s/ E. LAGENDIJK E. LAGENDIJK

EXHIBIT INDEX

Exhibit Number	Description
*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein
***1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein
1.3	Underwriting Agreement dated May 25, 2005 among AEGON N.V. and the underwriters named therein
**4.2	Specimen share certificate
**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of October 11, 2001
****4.4	Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee dated as of November 14, 2003
4.5	Form of Second Supplemental Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee
4.6	Form of perpetual capital security
**5.1	Opinion of Allen & Overy, New York, New York
**5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands
8.1	Tax opinion of Allen & Overy LLP, New York, New York
*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON
**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)
**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)
**23.3	Consent of Ernst & Young Accountants
23.4	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.1)
**24.1	Powers of attorney (included in signature pages)
24.2	Powers of attorney relating to AEGON N.V.
24.3	Power of attorney relating to AEGON Funding Corp. and AEGON Funding Corp. II
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*
Filed with the Commission September 20, 2002.
**
Filed with the Commission October 11, 2001.
***
Filed with the Commission May 15, 2003.
****
Filed with the Commission November 14, 2003.

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX